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                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT

                                     between

                            SAWGRASS PLAZA ASSOCIATES
                          a Florida general partnership
                               and/or its assigns

                                       and

                                 CORSAIRE, INC.,
                             a Delaware corporation
                                      d/b/a
                             NET COMMAND TECH, INC.

                              Dated: March 22, 1999








                                 Sawgrass Plaza
                         1550 Sawgrass Corporate Parkway
                                    Suite 210
                             Sunrise, Florida 33233



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                                 LEASE AGREEMENT

         THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") is made and entered into the 22nd day of March, 1999, by and between SAWGRASS PLAZA ASSOCIATES, a Florida general partnership and/or its assigns (hereinafter referred to as "Landlord") and CORSAIRE, INC., a Delaware corporation d/b/a Net Command Tech, Inc. (hereinafter referred to as "Tenant").

                              W I T N E S S E T H:

         THAT LANDLORD, in consideration of the rents and agreements hereafter promised and agreed by Tenant to be paid and performed, does hereby lease to Tenant, and Tenant does hereby lease from Landlord, the Premises described herein, subject to the following terms.

                                    ARTICLE I

                          DESCRIPTION OF PROPERTY; TERM

         SECTION 1.1 DESCRIPTION OF PROPERTY. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord approximately 3,406 rentable square feet of office space on the second (2nd) floor (hereinafter referred to as the "Premises") approximately as shown on Exhibit "A" attached hereto and made a part of this Lease, (which rentable square footage and any other amounts set forth in this Lease which are a function of rentable square footage, shall be subject to adjustment based upon Landlord's final "as-built" measurement of the Premises) in the building now known as "Sawgrass Plaza" and located at Sawgrass Corporate Parkway, Sunrise, Florida 33323, (hereinafter referred to as the "Building"), as described in Exhibit "B" (Legal Description) and depicted on the site plan attached hereto as Exhibit "C", together with the right to use in common with other tenants of the Building, their invitees, customers and employees, the lobby areas, stairways, elevators, hallways, lavatories and all other common facilities contained in the Building and parking areas. All of the land and real property underlying the Building or adjacent thereto, with all improvements thereto including the Building, and used in connection with the operation of the Building shall be referred to herein as the "Property". Landlord represents that prior to the commencement of the Lease Term (defined below) Landlord shall construct the Building consistent with plans and specifications for the Building with infrastructure work complete so as to provide Tenant with sufficient access to the Building. Landlord further represents that the Building shell and interior common areas shall be completed in a good and workmanlike manner and in compliance with all federal, state and local law.

         SECTION 1.1(a) RIGHT OF OFFER. Provided Tenant has not been in default of any terms or conditions of this Lease and provided Tenant has notified Landlord, in writing, of an additional space requirement, Landlord shall notify Tenant of the upcoming availability of any space in the Building and Tenant shall have the right of first offer to lease such space upon terms and conditions mutually agreed upon by Landlord and Tenant, subject and subordinate to any other rights to such space existing as of the date hereof. Tenant shall have five (5) days following receipt of Landlord's notification of the upcoming availability of space in the Building within which to exercise the right of first offer. If Tenant declines the right of first offer, or fails to respond to Landlord's notification within the five (5) day period, Landlord shall thereafter be free to market the space to third party tenants.

         SECTION 1.2 TERM. Tenant shall have and hold the Premises for a term of approximately four (4) years and five (5) months (hereinafter referred to as the "Term" or "Lease Term"), commencing upon receipt of a certificate of occupancy for the Premises which is anticipated to be on or about July 1, 1999 in accordance with the Critical Path attached hereto as Exhibit "G" (the "Commencement Date") and expiring on November 24, 2003 (the "Expiration Date"). In the event the Commencement Date occurs on a day other than the first day of a calendar month, the first Base Rent and Additional Rent (hereinafter defined) payment shall be in the amount of the Base Rent and Additional Rent for the next full calendar month plus the prorated Base Rent and Additional Rent for the calendar month in which the Term of this Lease commences, such payment to be due on the Commencement Date. The parties hereto agree that when the dates of commencement and termination of this Lease are determined, they will execute an Estoppel Certificate in the form attached hereto as


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Exhibit "D", certifying said dates. Tenant's intentional failure or refusal to execute said Estoppel Certificate shall constitute a default hereunder.

                                   ARTICLE II

                                    BASE RENT

         SECTION 2.1 BASE RENT; LATE CHARGE; SALES TAX. Commencing on the Commencement Date, Tenant agrees to pay Landlord base rent for the first year of the Lease Term in the amount of $14.50 times the rentable square footage of the Premises as set forth in Section 1.1 above (the "Base Rent"), payable in twelve
(12) equal monthly installments due on or before the first day of each and every month during the first year of the Lease Term. In addition, Tenant shall be responsible for the payment of Additional Rent (hereafter defined) as provided in Article III below (the Base Rent and Additional Rent shall be considered Rent as that term is used in Florida Statute Chapter 83 and shall sometimes be collectively referred to as the "Rent"). In the event any monthly Rent payment is not paid within five (5) business days after it is due, Tenant agrees to pay a late charge of ten (10%) percent of the amount of the payment due. Tenant further agrees that the late charge imposed is fair and reasonable, complies with all laws, regulations and statutes, and constitutes an agreement between Landlord and Tenant as to the estimated compensation for costs and administrative expenses incurred by Landlord due to the late payment of Rent by Tenant. Tenant further agrees that the late charge assessed pursuant to this Lease is not interest, and the late charge assessed does not constitute a lender or borrower/creditor relationship between Landlord and Tenant, and may be treated by Landlord as Additional Rent owed by Tenant. Tenant shall pay to Landlord all sales, use or other taxes pertaining to the Rent which shall be remitted by Landlord to the Florida Department of Revenue or other appropriate taxing authority.

         SECTION 2.2 BASE RENTAL ADJUSTMENT. Commencing on the first anniversary of the Lease (provided such anniversary date falls on the first day of the month, otherwise on the first day of the following month) and each and every anniversary thereafter, the Base Rent shall increase by three (3%) percent over the previous year's Base Rent.

         SECTION 2.3 PAYMENT WITHOUT NOTICE OR DEMAND. The Rent called for in this Lease shall be paid to Landlord without notice or demand, and without counterclaim, offset, deduction, abatement, suspension, deferment, diminution or reduction. Tenant hereby waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease or the Premises or any part thereof, or to any offset, deduction, abatement, suspensions, deferment, diminution or reduction of the Rent on account of any such circumstances or occurrence.

         SECTION 2.4 PLACE OF PAYMENT. All payments of Rent shall be made and paid by Tenant to Sawgrass Plaza Associates, c/o Stiles Property Management Co., 6400 N. Andrews Avenue, Fort Lauderdale, Florida 33301, or at such other place as Landlord may, from time to time, designate in writing to Tenant. All Rent shall be payable in current legal tender of the United States, as the same is then by law constituted. Any extension, indulgence, or waiver granted or permitted by Landlord in the time, manner or mode of payment of Rent, upon any one (1) or more occasions, shall not be construed as a continuing extension, indulgence or waiver, and shall not preclude Landlord from demanding strict compliance herewith.

                                   ARTICLE III

                                 ADDITIONAL RENT

         SECTION 3.1 ADDITIONAL RENT. In addition to the Base Rent, Tenant shall pay as "Additional Rent" its proportionate share ("Tenant's Proportionate Share") of the Operating Expenses (as herein defined) of the Building and the Property and the full cost of items billed on a per square foot basis including janitorial service. Additional Rent shall be paid to Landlord in accordance with the following provisions:

         1. Landlord shall furnish to Tenant prior to thirty (30) days after the beginning of each


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calendar year, including the first calendar year, a budget setting forth
Landlord's estimate of Operating Expenses for the upcoming year. The Operating Expenses shall be determined as though the Building were occupied at the actual occupancy rate or at an occupancy rate of ninety-five (95%) percent, whichever is higher. Tenant shall pay to Landlord, on the first day of each month as Additional Rent, an amount equal to one-twelfth (1/12th) of Tenant's Proportionate Share of Landlord's estimate of the Operating Expenses for that calendar year. If there shall be any increase or decrease in the Operating Expenses for any year, whether during or after such year, Landlord shall furnish to Tenant a revised budget and the Operating Expenses shall be adjusted and paid or credited, as the case may be. If a calendar year ends after the expiration or termination of this Lease, the Additional Rent payable hereunder shall be prorated to correspond to that portion of the calendar year occurring within the Term of this Lease.

         Notwithstanding the foregoing, in the event the total square footage of the Building is not ninety-five (95%) percent occupied during any calendar year, appropriate adjustments shall be made to determine both the estimated and actual Operating Expenses as though the same had been ninety five (95%) percent occupied for the full calendar year.

         2. Within 120 days after the end of each calendar year, Landlord shall furnish to Tenant an operating statement showing the actual Operating Expenses incurred for the preceding calendar year, which statement shall be signed by an officer of Landlord and certified as true and correct. Tenant shall either receive a refund or be assessed an additional sum based upon the difference between Tenant's Proportionate Share of the actual Operating Expenses and the Additional Rent payments made by Tenant during said year. Any additional sum owed by Tenant to Landlord shall be paid within thirty (30) days of receipt of assessment. Any refund owed by Landlord to Tenant shall be credited toward Tenant's next month's rental payment. Each operating statement given by Landlord shall be conclusive and binding upon Tenant unless, within thirty (30) days after Tenant's receipt thereof, Tenant shall notify Landlord that it disputes the accuracy of said operating statement. Failure of Landlord to submit the written statement referred to herein shall not waive any rights of Landlord, unless such statement is not submitted within nine (9) months from the end of the prior calendar year.

         3. Landlord's "Operating Expenses", as calculated pursuant to Section
3.1.1 above, shall mean expenses relating to the operation and maintenance of the Building and the Property, and all amenities and appurtenances relating thereto, including, without limitation, the following:

         (a) wages and salaries of all persons engaged in the maintenance, management and operation of the Building and Property;

         (b) social security taxes and all other taxes which may be levied against Landlord;

         (c) medical and general benefits for all Building employees, pension payments and other fringe benefits;

         (d) administrative expenses and charges;

         (e) all insurance premiums;

         (f) stand-by sprinkler charges, water charges and sewer charges;

         (g) electricity and fuel used in the heating, ventilation, air-conditioning, lighting and all other operations of the Premises, Building and Property;

         (h) trash removal and recycling expenses;

         (i) painting of all common areas in the Building and Property, including painting, striping and the provision of signage on all pavement, curbs, walkways, driveways and parking areas in the Building and upon the Property;


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         (j) window cleaning, janitorial services and related equipment and supplies;

         (k) management fees incurred in the operation of the Building and Property;

         (1) cleaning, maintenance and repair of the Building and Property;

         (m) maintenance and service contracts;

         (n) tools, equipment and supplies necessary for the performance of repairs and maintenance (which are not required to be capitalized for federal income tax purposes);

         (o) maintenance and repair of all mechanical, electrical and intrabuilding network cabling equipment in the Building or upon the Property;

         (p) cleaning, maintenance and repair of elevators, restrooms, lobbies, hallways and other common areas of the Building;

         (q) cleaning, maintenance and repair of pavement, curbs, walkways, lighting facilities, landscaping, driveways, parking areas and drainage areas upon and adjacent to the Property and the Building;

         (r) personal property taxes;

         (s) real estate taxes assessed against the Building and the Property. The term "real estate taxes" shall mean any tax or assessment levied, assessed or imposed at any time by any governmental authority upon or against the Building or the Property or any part thereof, any tax or assessment levied, or any franchise, income, profit or other tax or governmental imposition levied, assessed or imposed against or upon Landlord in substitution in whole or in part for any tax or assessment against or upon the Building and the Property or any part thereof;

         (t) assessments for public improvements imposed against the Building and the Property and assessments of the Association (defined below);

         (u) all other costs and expenses which would be considered as an expense of cleaning, maintaining, managing and operating or repairing the Building and the Property;

         (v) all amounts collected and held by Landlord with respect to reserve accounts for those items which Landlord has designated, and which shall include painting, refurbishing, re-carpeting, redecorating or landscaping any portion of the Building and the Property and/or common and public areas of the Building exclusive of any work done in any Tenant's space, and which shall include (a) roof maintenance; (b) repainting of the Building; and, (c) maintenance of the parking lot.

         (w) a reasonable amortization cost due to any capital expenditures incurred to reduce or limit operating expenses of the Property and Building;

         (x) the amortized portion of any cost or expense for any capital expenditure which may be required by governmental authority for any reason, including, without limitation, compliance with the laws referred to in Section 13.1 below, or which may be required by Landlord's insurance carrier;

         (y) any and all costs associated with providing and maintaining security at the Building, including any security systems and security personnel.

         (z) any and all costs associated with any governmental taxes, levies or impositions arising after the execution of this Lease.


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         4. "Tenant's Proportionate Share" shall, at any given time, be defined as that fraction having as a numerator the total rentable square footage leased hereunder at said time, and having as a denominator the total rentable square footage of Sawgrass Plaza.

         5. The term "Declaration" shall mean that certain Declaration of Covenants, Conditions and Restrictions for Sawgrass International Corporate Park. Pursuant to the Declaration, a corporation not-for-profit, known as Sawgrass Property Owners' Association, Inc. (the "Association") has been formed to enforce the Declaration and to operate and maintain the Common Areas referred to therein. Tenant agrees to pay Tenant's Proportionate Share of any and all maintenance or other assessments imposed by the Association on Landlord as owner of the Property, as provided in the Declaration.

         SECTION 3.2 INTERIM OPERATING EXPENSES. During the period from the Commencement Date through December 31, 1999, Tenant shall pay as Interim Operating Expenses $7.00 per square foot per year, payable monthly as Additional Rent, which is merely an estimate of the actual Interim Operating Expenses for such period. Not later than 120 days after the end of the calendar year, Landlord shall compute the actual Operating Expenses incurred during such period. Tenant shall either receive a refund or be assessed an additional sum based upon the difference between Tenant's Proportionate Share of the actual Operating Expenses and the payments of Interim Operating Expenses made by Tenant during such period. Any additional sum owed by Tenant to Landlord shall be paid within ten (10) days of receipt of assessment. Any additional sum owed by Landlord to Tenant shall be credited toward Tenant's next month's rental payment.

         SECTION 3.3 CAP ON CONTROLLABLE OPERATING EXPENSES. Landlord hereby agrees that "Controllable Operating Expenses" (all expenses other than ad valorem and non-ad valorem real estate taxes, Building insurance and utilities) shall not increase by more than six (6%) percent per year over the previous year's actual Controllable Operating Expenses, cumulative during the Term hereof, and any renewal terms. Landlord's actual costs for uncontrollable operating expenses (i.e. real estate taxes, Building insurance and utilities) shall be passed through to Tenant on a pro-rata basis. Additionally, any expenses deferred during the first year of operation of the Building because of construction warranties (i.e. HVAC service contracts, elevator service contracts, fire/security service contracts, etc.) will be added back to the operating expenses prior to determining whether or not the controllable operating expense cap has been exceeded.

                                   ARTICLE IV

                             SECURITY/DAMAGE DEPOSIT

         SECTION 4.1 SECURITY/DAMAGE DEPOSIT. Simultaneously with the execution of this Lease, Tenant shall pay the sum of $12,300.00 to be held by Landlord as security for the performance by Tenant of all of the terms, covenants and conditions hereof and the payment of Rent or any other sum due Landlord hereunder. It is expressly understood that such deposit shall not be considered an advance payment of Rent or a measure of Landlord's damages in the event of default by Tenant. Landlord shall have the right to apply all or any part of the security deposit against any damage, injury, expense or liability caused Landlord by Tenant's default after expiration of Tenant's applicable cure periods, including, but not limited to: (a) unreasonable wear and tear of the Premises; (b) loss or damage to the Premises or other property of the Landlord caused by Tenant, Tenant's officers, employees, agents, invitees, or licensees;
(c) the cost of restoring the Premises, except for reasonable wear and tear, to the same condition it was in at the time Tenant began occupancy thereof; (d) Rent payments which remain due and owing beyond any applicable grace period. Landlord shall not be limited in pursuing Landlord's remedies against Tenant for costs, losses or damages to the Premises or to any other property of Landlord for any such costs, losses or damages which are in excess of the above described security deposit. Such money shall bear no interest and may be commingled with other security deposits or funds of Landlord.

         Additionally, simultaneously with the execution of this Lease, Tenant shall cause the Corporate Guaranty attached hereto as Exhibit "H" to be executed by Net Command Tech, Inc. guarantying the full payment and performance of Tenant's obligations under this Lease.


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                                    ARTICLE V

                                 USE OF PREMISES

         SECTION 5.1 USE OF PREMISES. Tenant shall use the Premises for general business and administrative offices and for no other purpose without first obtaining the written consent of Landlord. Tenant will not use or permit the use of the Premises or any part thereof for any unlawful purpose, or in violation of any ordinances, laws, rules or regulations of any governmental body, or of Landlord provided for in Exhibit "E" herein, Tenant shall not do or permit any act which would constitute a public or private nuisance or waste or which would be a nuisance or annoyance or cause damage to Landlord or Landlord's other tenants or which would invalidate any policies of insurance or increase the premiums thereof, now or hereafter written on the Building and/or Premises.

                                   ARTICLE VI

                                     PARKING

         SECTION 6.1 PARKING. There shall be available at the Building fifteen
(15) parking spaces for the use of Tenant, two (2) of which shall be marked "reserved" and thirteen (13) of which shall be on a non-exclusive basis. Landlord shall have no obligation to police or enforce Tenant's reserved parking spaces.

                                  ARTICLE VII

                             COMPLETION OF PREMISES

         SECTION 7.1 COMPLETION OF BUILDING. Landlord shall construct the Building in accordance with the Plans and Specifications as permitted by the City of Sunrise.

         SECTION 7.2 TENANT IMPROVEMENTS.

         A. Landlord, at Landlord's expense, shall complete the Base Building Shell as defined in Exhibit "F" attached hereto.

         B. Landlord shall complete the Premises in accordance with plans and specifications prepared by Landlord, and the Critical Path attached hereto as Exhibit "G". The improvements necessary to complete the Premises in accordance with such plans and specifications are referred to herein as the ("Tenant Improvements").

         C. Landlord shall contribute up to $20.00 per rentable square foot (inclusive of space planning, architectural drawings, permitting fees and general contractors fees) toward the cost of Tenant Improvements (the "Tenant Improvement Allowance"). Tenant shall be responsible for the payment of all costs of construction exceeding those included the Base Building Shell and the Tenant Improvement Allowance (the "Tenant Improvement Overage").

         D. The Tenant Improvement Overage Shall be paid within five (5) days of the completion date set forth in the Critical Path for Tenant's review and approval of the final cost estimate for Tenant Improvements.

         SECTION 7.2(A) COMPLETION BY LANDLORD. The Premises shall be deemed ready for occupancy on the date Landlord's Work is substantially completed and a Certificate of Occupancy for the Premises is received. The same shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Premises. Landlord shall give Tenant at least ten (10) days notice of the date on which Landlord


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estimates Landlord's Work will be substantially completed and a Certificate of
Occupancy issued, and Tenant shall occupy the Premises promptly thereafter.

         SECTION 7.3 DELAY BY TENANT. If substantial completion of the Premises by Landlord is delayed due to any one or more of the following:

         (a) Tenant's failure to furnish, approve, or authorize any plans in accordance with the Critical Path attached hereto as Exhibit "G" or other time periods/limits set forth herein;

         (b) Tenant's delay or failure in submitting to Landlord any information, authorization, or approvals in compliance within the time limits set forth in the Critical Path, including, without limitation, any information required to prepare plans;

         (c) changes in or additions to plans as requested by Tenant resulting in a delay beyond the dates set forth in the Critical Path;

         (d) the performance or completion of any work in the Premises by Tenant or any person, firm or corporation employed by Tenant;

         (e) Tenant's request for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of substantial completion of the Premises by Landlord as set forth herein;

         (f) Tenant's failure to pay, when due, any amounts required to be paid by Tenant pursuant to this Lease;

         (g) Tenant's failure to comply with all federal, state, or local laws or regulations, including, without limitation, all codes and ordinances;

         (h) Tenant's request for additional bidding or rebidding of the cost of all or a portion of the completion of the Premises beyond the dates set forth in the Critical Path;

         (i) changes or postponements requested by Tenant to the work being completed;

         (j) any error in plans or other documents caused by Tenant, or its employees or agents; and

         (k) any other act or omission of Tenant, or its employees or agents which, in Landlord's reasonable opinion, will result in delays beyond the dates set forth in the Critical path;

then the Premises shall be deemed ready for occupancy on the date it would have been ready, but for such delay, and Rent shall commence as of such earlier date. Any changes to floor plans after execution of the Lease shall be subject to Landlord's approval, and furthermore, Tenant shall pay for any extra costs that may be incurred by Landlord which are caused by the changes so requested by Tenant.

         SECTION 7.4 ACCEPTANCE OF PREMISES. Tenant acknowledges that Landlord has not made any representatives or warranties with respect to the condition of the Premises and neither Landlord nor any assignee of Landlord shall be liable for any latent defect therein; provided, however, Landlord shall be responsible for repairing any latent defects. Upon delivery to Tenant, Landlord shall conduct a walk-through of the Premises with a representative of Tenant at which time a "punch-list" of items which remain to be completed (the non-completion of which do not prohibit Tenant's use of the Premises) shall be prepared. Tenant shall have ten (10) days after possession of the Premises to notify Landlord of any additional items discovered following the walk-through. Landlord shall complete (or commence to complete) such "punch-list" items within thirty (30) days of the Commencement Date of this Lease. The taking of possession of the Premises by Tenant shall be conclusive evidence that the


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Premises were in good and satisfactory condition at the time such possession was taken, except for such "punch list items". If Landlord shall give Tenant permission to enter into possession of the premises prior to the Commencement Date, such possession or occupancy shall be deemed to be upon all the terms, covenants, conditions, and provisions of this Lease, including the execution of an Estoppel certificate.

                                  ARTICLE VIII

                         LANDLORD AND TENANT OBLIGATIONS

         SECTION 8.1 TENANT'S OBLIGATIONS. Tenant shall be responsible for all repairs, the need for which arises out of: (a) the performance or existence of Tenant's Work or alterations; (b) the installation, use or operation of Tenant's property in the Premises; (c) the moving of Tenant's property in or out of the Building; (d) the act, omission, misuse or neglect of Tenant or any of its officers, employees, agents, contractors or invitees. Tenant shall also be responsible for the replacement of all scratched, damaged or broken doors and glass in and about the Premises, the maintenance and replacement of window, wall and floor coverings in the Premises, and for the repair and maintenance of all sanitary and electrical fixtures therein. All such repairs shall be performed at such times and in such a manner as shall cause the least interference with the operation of the Building and the use of the Building by other occupants.

         Section 8.2 LANDLORD'S OBLIGATIONS. Landlord shall maintain the Building in a first-class operating condition including the common areas of the Building, the Building's roof structure and landscaped areas, and the plumbing, ventilation, HVAC and electrical systems serving the Premises. Landlord shall be obligated to keep and maintain the common areas of the Building, and the systems and facilities serving the Premises, in good working order and shall make all repairs as and when needed in or about the common areas, except for those repairs for which Tenant is responsible pursuant to any of the provisions of this Lease. Unless resulting from the negligence or willful misconduct of Landlord, Tenant waives all claims against Landlord for damage to person or property arising for any reason. Unless resulting from the gross negligence or willful misconduct of Landlord, Landlord shall not be liable for any damage to Tenant's property caused by (a) water from bursting or leaking pipes or waste-water about the Property; (b) from an intentional or negligent act of any other tenant or occupant of the Building or the Property; (c) fire, hurricane or other acts of God; or (d) riots or vandals; all such risks shall be assumed by Tenant. Landlord shall not be required to furnish any services or facilities to, or to make any repairs to or replacements or alterations of the Premises where necessitated due to the fault of Tenant, its officers, agents, invitees and employees. Additionally, Tenant waives any and all claims of any kind, nature or description against Landlord, arising out of the failure of Landlord from time to time to furnish any of the services requested to be furnished hereunder including, without limitation, air conditioning, heat, electricity, elevator service, and restroom facilities.

         SECTION 8.3 FLOOR LOADS; NOISE AND VIBRATION. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry or which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise, electrical interference or vibration that may be transmitted to the structure of the Building or to the Premises to such a degree as to be objectionable to Landlord shall, at Tenant's expense, be placed and maintained by Tenant in settings of cork, rubber, or spring-type vibration eliminators sufficient to eliminate such noise, electrical interference or vibration.

         SECTION 8.4 SERVICES. Landlord shall furnish to the Premises reasonable quantities of heat, ventilation, air conditioning, electricity, elevator service and water at all times during the Term of this Lease from 8 a.m. to 7 p.m. on weekdays, and on Saturdays, from 9 a.m. to 1 p.m. On Sundays and days observed by the Federal Government or the State of Florida as legal holidays, and such other days as shall be designated by them as holidays, such service shall not be provided by Landlord. Landlord will provide after-hour electric service upon request and Tenant will be charged an hourly rate of $25.00 for each additional hour, and such rate shall be subject to adjustment consistent with changes in Florida Power & Light's charge per Kilowatt hour for electrical service that takes place subsequent to execution of this Lease.


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
         Tenant shall not, without Landlord's prior written consent in each instance, connect any fixtures, appliances or equipment (other than lamps, typewriters, personal computers, computer servers, copy and fax machines and similar small office machines) to the Building's electrical system. Should Landlord grant such consent, all additional risers or other equipment required shall be provided by Landlord and the cost thereof shall be paid by Tenant within 10 days after being billed therefore. As a condition to granting such consent, Landlord may require Tenant to agree to pay, as an additional Operating Expense, an amount adequate to compensate for the additional electrical energy to be made available to Tenant based upon the estimated additional capacity of such additional risers or other equipment, as determined by Landlord from time to time.

         SECTION 8.5 JANITORIAL SERVICES. Landlord shall cause the Premises, including the exterior and interior of the windows thereof, to be cleaned in a manner standard to the Building. Tenant shall pay to Landlord on demand, the additional cost incurred by Landlord for: (a) extra cleaning work in the Premises required because of (i) misuse or neglect on the part of Tenant or subtenants or its employees or visitors; (ii) the use of portions of the Premises for purposes requiring greater or more difficult cleaning work than normal office areas; (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at its request; (b) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times; and (c) the use of the Premises by Tenant other than during business hours on business days.

         SECTION 8.6 TELEPHONE AND CABLE. Tenant shall be solely responsible for all telephone, television, cable and other communication expenses incurred in connection with Tenant's use of the Premises. Landlord shall provide adequate conduit to the ground floor of the Building for Tenant's fiber optic phone lines.

                                   ARTICLE IX

                        LANDLORD'S AND TENANT'S PROPERTY

         SECTION 9.1 LANDLORD'S PROPERTY. All fixtures, improvements and appurtenances attached to or built into the Premises at the commencement of, or during the Term of this Lease, including permanently affixed carpeting or other similar personal property, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, and shall be deemed the property of Landlord ("Landlord's Property") and shall not be removed by Tenant except as set forth herein.

         SECTION 9.2 TENANT'S PROPERTY. All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant or without expense to Landlord and which can be removed without damage to any fixture or Tenant Improvement, and structural damage to the Building, and all furniture, furnishings and other articles of moveable personal property owned by Tenant and located in the Premises (hereinafter collectively referred to as "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term of this Lease so long as Tenant's obligations are current and no default exists under this Lease. In the event Tenant's Property is so removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof and restore the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant's Property and shall be deemed the property of Landlord.

         SECTION 9.3 REMOVAL OF TENANT'S PROPERTY.   At or before the
Expiration Date of this Lease, or within five (5) days after any earlier termination hereof, Tenant, at its expense, shall remove from the Premises all of Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property, and shall restore the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises (post build-out), reasonable wear and tear excepted. Any other items of Tenant's Property which shall remain in the Premises after the Expiration Date of this Lease, or after a period of five
(5) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case, such items may be retained by, or otherwise disposed of by Landlord. Landlord may request Tenant to remove and pay to Landlord the cost of repairing any damage to the Premises or the Building resulting from any installation and/or removal of Tenant's Property and the cost of restoring the Premises to the same physical condition and layout as they existed at the time Tenant was given possession of the Premises, reasonable wear and tear excepted.

         SECTION 9.4 LANDLORD'S LIEN AND SECURITY INTEREST. As security for the performance of Tenant's obligations under this Lease, Tenant hereby grants to Landlord a security interest in, and Landlord's lien upon all of Tenant's Property located in the Premises. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and empowers Landlord to execute on Tenant's behalf a UCC-1 Financing Statement, renewals and terminations thereof, for the purpose of perfecting Landlord's security interest as provided herein or as otherwise provided by law.

                                   ARTICLE X

                                   INSURANCE

         SECTION 10.1 TENANT'S INSURANCE.

         1. Tenant shall, during the Term of this Lease, maintain the following insurance coverages:

               a. Insurance against public liability, including that from personal injury or property damage in or about the Premises resulting from the occupation, use or operation of the Premises, in amount of not less than One Million ($1,000,000) Dollars Combined Single Limit for both bodily injury and property damage.

               b. Insurance upon all property in the Premises owned by Tenant, or for which Tenant is legally liable. The insurance specified herein shall provide protection against perils included within the standard Florida form of fire and extended coverage insurance policy, together with insurance against vandalism and malicious mischief.

         2. All policies of insurance required from Tenant in this Section shall be issued in a form acceptable to Landlord by insurance companies with general policyholder's rating of "A" as rated in the most current available "Best's Insurance Reports", and qualified to do business in Florida. Each and every such policy:

         (a) shall be issued in the names of Landlord and Tenant and any other parties in interest designated in writing by notice from Landlord to Tenant ("Additional Party") either as an insured under the policy or as additional insured;

         (b) shall be for the mutual and joint benefit and protection of Landlord, Tenant and any Additional Party;

         (c) shall be delivered to Landlord and any Additional Party by delivery of an original certificate of insurance or a certified copy on or before delivery of possession of the Premises to Tenant and thereafter, within 30 days prior to the expiration of each policy, and as often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained in like manner and to like extent;

         (d) shall contain a provision that the insurer will give to Landlord and any Additional Party at least 30 days notice in writing in advance of any cancellation, termination or lapse, or the effective date of any reduction in the amount of insurance;

         (e) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry; and

         (f) shall contain a provision that Landlord and any Additional Party, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, officers, agents, invitees and employees by reason of the negligence of Tenant.

         3. Any insurance provided for in this Section may be maintained by means of a policy or policies of blanket insurance, provided, however, that:
(i) Landlord and any Additional Party shall be named either as an insured or as an additional insured thereunder as their respective interest may appear;
(ii) the coverage afforded Landlord and any Additional Party will not be reduced or diminished by reason of the use of such blanket policy of insurance; and (iii) the requirements set forth in this Article are otherwise satisfied.

         4. These insurance requirements are subject to modification in the event, and to the extent any mortgagee of Landlord requires different insurance. In such event, the requirements of such mortgagee shall control.

         SECTION 10.2 LANDLORD'S INSURANCE. Landlord shall carry fire and extended casualty coverage, to include boiler and machinery coverage, on the Building with limits equal to the replacement value of the Building. Landlord shall also carry liability coverage on the Building in the same limits as required of Tenant. All such insurance policies shall be issued by an insurer licensed to do business in Florida.

         SECTION 10.3 DESTRUCTION OF THE PREMISES OR BUILDING. If, during the Term hereof, the Premises are damaged by reason of fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Subject to the prior rights of any mortgagee, Landlord shall restore the Premises to substantially the same condition they were in immediately before said destruction. If, in Landlord's reasonable opinion, which opinion shall be rendered within forty five (45) days of destruction, the restoration can be accomplished within 180 working days following the issuance of a building permit for reconstruction, such destruction shall not terminate this Lease. If, in Landlord's reasonable opinion, the restoration cannot be performed within the time stated in this paragraph, then at any time within the thirty (30) day period after such determination, either party may terminate this Lease upon fifteen (15) days notice to the other party during which time Tenant shall remove all of Tenant's Property from the Premises. If both parties fail to terminate this Lease and restoration is permitted under existing laws, Landlord shall restore the Premises within 180 working days following receipt of a building permit for reconstruction, and this Lease shall continue in full force and effect. Rent shall be abated during the period in which the Premises (or portion thereof on a prorated basis) are rendered untenantable as a result of such damage, unless said damage was caused by the negligence or intentional wrongful act of Tenant or its officers, employees, agents or invitees. Should this Lease be terminated by either party, the entire insurance proceeds shall be and remain the outright property of Landlord, subject to the prior rights of any mortgagee and except any proceeds received for Tenant's Property, or proceeds received from Tenant's business interruption insurance, if any.

         In the event that the Building has been damaged or destroyed by fire or other casualty to the extent that the cost of restoration of the Building will exceed a sum constituting fifty percent (50%) of the total replacement cost thereof and Landlord, in its reasonable opinion, determines that the Premises cannot be restored within the 180 day time period referenced in the preceding paragraph, which opinion shall be rendered within forty five (45) days of the date of damage or destruction, then at any time within the thirty (30) day period after such determination, either Party may terminate this Lease upon fifteen (15) days notice to the other party, during which time Tenant shall remove all of Tenant's Property from the Premises. If both parties fail to terminate the Lease and restoration is permitted under existing laws, Landlord shall restore the Premises within said 180 day period and this Lease shall continue in full force and effect. Rent shall be abated during the period in which the Premises (or portion thereof on a prorated basis) are rendered untenantable as a result of such damage, unless said damage was caused by the negligence or intentional wrongful act of Tenant or its officers, employees, agents or invitees. If Landlord fails to restore the Premises within said 180 days, Tenant may terminate this Lease.


                                   ARTICLE XI

                        ALTERATIONS AND MECHANIC'S LIENS

         SECTION 11.1   ALTERATIONS BY TENANT   No alterations shall be made by
Tenant after completion of Tenant Improvements unless the following conditions are met:

         (a) Tenant shall provide a sealed set of plans prepared and certified by an architect to Landlord, and Tenant shall have received the prior written consent of Landlord;

         (b) all such alterations or improvements shall be performed by Landlord at Tenant's expense, or by a licensed contractor approved by Landlord, in Tenant's discretion;

         (c) Tenant shall have procured all permits, licenses and other authorizations required for the lawful and proper undertaking thereof, and immediately upon completion of any such alterations, Tenant shall obtain a proper Certificate of Occupancy and deliver same to Landlord;

         (d) all alterations when completed shall be of such a nature as not to (i) reduce or otherwise adversely affect the value of the Premises;
         (ii) diminish the general utility or change the general character thereof; (iii) result in an increase of the Operating Expenses, or
         (iv) adversely affect the mechanical, electrical, plumbing, security or other such systems of the Building or the Premises;

         (e) all alterations made by Tenant shall remain on and be surrendered with the Premises on expiration or termination of this Lease, except that Landlord can elect, simultaneously with its approval of Tenant's plans and specifications, to require Tenant to remove any and all alterations Tenant has made to the Premises.

         (f) Tenant shall be liable for any increase in the Building insurance costs caused, in whole or part, by any alterations make by Tenant to the Premises.

         SECTION 11.2 MECHANIC'S, MATERIALMEN'S AND LABORER'S LIENS. Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the cost of repairs, alterations, improvements, changes or other work done by Tenant to the Premises and further agrees to indemnify and hold harmless Landlord from and against any and all such costs and liabilities incurred by Tenant, and against any and all mechanic's, materialman's or laborer's liens arising out of or from such work or the cost thereof which may be asserted, claimed or charged against the Premises or the Building or Property. Notwithstanding anything to the contrary in this Lease, the interest of Landlord in the Premises shall not be subject to liens for improvements made by or for Tenant, whether or not the same shall be made or done in accordance with any agreement between Landlord and Tenant, and it is specifically understood and agreed that in no event shall Landlord or the interest of Landlord in the Premises be liable for or subjected to any mechanic's, materialmen's or laborer's liens for improvements or work made by or for Tenant. This Lease specifically prohibits the subjecting of Landlord's interest in the Premises to any mechanic's, materialmen's or laborer's liens for improvements made by Tenant or for which Tenant is responsible for payment under the terms of this Lease. All persons dealing with Tenant are hereby placed upon notice of this provision. Tenant shall advise its contractors, subcontractors, materialmen and any other lienors of this provision. In the event any notice or claim of lien shall be asserted of record against the interest of Landlord in the Premises or Building or the site on which it is located on account of or growing out of any improvement or work done by or for Tenant, or any person claiming by, through or under Tenant, for improvements or work the cost of which is the responsibility of Tenant, Tenant agrees to have such notice of claim of lien canceled and discharged of record as a claim against the interest of Landlord in the Premises or the

Building or Property (either by payment or bond as permitted by law) within ten
(10) days after notice to Tenant by Landlord, and in the event Tenant shall fail to do so, Tenant shall be considered in default under this Lease.


                                  ARTICLE XII

                           ASSIGNMENT AND SUBLETTING

         SECTION 12.1  TENANT'S TRANSFER.

         (a) Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent, which consent may be withheld at Landlord's sole discretion. Any assignment, encumbrance or sublease without Landlord's prior written consent shall be voidable and, at Landlord's election, shall constitute a default hereunder. No consent to any assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this provision. Notwithstanding the foregoing, Tenant may assign this Lease or sublet all or a portion of the Premises to an affiliate, subsidiary or related entity of Tenant without Landlord's prior written consent, provided Landlord has reasonable approval rights as to any change in the use of the Premises. An affiliate, subsidiary or related entity of Tenant shall be defined as one that is 51% owned or controlled by Tenant.

         (b) If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law of any partner/or partners owning 50% or more of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment, subject to the requirements of Paragraph 12.1(a) above.

         (c) If Tenant is a corporation, Tenant shall provide written notice to Landlord of any dissolution, merger or consolidation, or other reorganization of Tenant, or the sale of or the transfer of controlling percentage of the capital stock of Tenant, or the sale of 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of directors. Notwithstanding written notice to Landlord, any such transaction contemplated in this subparagraph (c) shall not be subject to Landlord's consent.

         (d) In the event Landlord consents to the sublease of all or any part of the Premises, such sublease shall be subordinate to and subject to the terms of this Lease. Landlord shall be entitled to receive the total amount of any increased Rent provided for in said assignment or sublease, including sales tax, paid by a sublessee or assignee.

         (e) Any assignment consented to by Landlord shall be evidenced by a validly executed assignment and assumption of lease agreement, upon such terms and provisions as shall be approved by Landlord in its sole discretion.

         (f) If, without such prior written consent of Landlord, this Lease is transferred or assigned by Tenant, or if the Premises, or any part thereof, are sublet or occupied by anybody other than Tenant, whether as a result of any act or omission by Tenant, or by operation of law or otherwise, Landlord may, in addition to and not in diminution of, or substitution for, any other rights and remedies under this Lease, or pursuant to law to which Landlord may be entitled as a result thereof, collect and retain Rent directly front the transferee, assignee, subtenant or occupant and apply the net amount collected to the Rent due from Tenant to Landlord under this Lease.

         SECTION 12.2 TENANT'S LIABILITY. Notwithstanding any assignment or sublease, and notwithstanding the acceptance of Rent by Landlord from any such assignee or sublessee, Tenant shall continue to remain liable for the payment of Rent hereunder and for the performance of all of the agreements, conditions, covenants and terms herein contained.

         SECTION 12.3 LANDLORD'S RIGHT OF CANCELLATION. Notwithstanding anything contained herein to the contrary, should Tenant desire or attempt to assign the Lease or sublease the Premises,

Landlord shall have the right, but not the obligation, to cancel and terminate the Lease and deal with Tenant's prospective assignee or sublessee directly and without any obligation to Tenant.

         SECTION 12.4 LANDLORD'S TRANSFER. Landlord shall have the right to sell, assign, mortgage, or otherwise encumber or dispose of Landlord's interest in the Building, the Property, the Premises and this Lease. In the event of any such disposition, Landlord shall have no further liability or obligation to Tenant under this Lease.

         SECTION 12.5  MINIMUM RENTAL REQUIREMENT.   Notwithstanding anything to
the contrary contained in this ARTICLE XII or in this Lease, Tenant may not, under any circumstances, assign this Lease or sublet the Premises or any part thereof until at least ninety (90%) percent of the rentable space in the Building has been leased by Landlord, except in the event of an assignment or sublease to an affiliate, subsidiary or related entity of Tenant.

                                  ARTICLE XIII

                              OBLIGATION TO COMPLY

         SECTION 13.1  OBLIGATIONS OF TENANT.   Landlord shall, during the Term
of this Lease, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may now or hereafter be applicable to the common areas of the Building or Property. Landlord represents that, as of the Commencement Date, the Premises, the Building and the Property are in conformance with all currently existing governmental regulations, including those imposed by the ADA. Tenant shall, during the Term of this Lease, at its sole cost and expense, comply with all valid laws, ordinances, regulations, orders and requirements of any governmental authority which may now or hereafter be applicable to the Premises or to its use, whether or not the same shall interfere with the use or occupancy of the Premises, arising from (a) Tenant's use of the Premises; (b) the manner or conduct of Tenant's business or operation of its installations, equipment or other property therein; (c) any cause or condition created by or at the instance of Tenant; or (d) breach of any of Tenant's obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen. Tenant shall pay all of the costs, expenses, fines, penalties and damages which may be imposed upon Landlord by reason or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section. Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof. Tenant's obligation to comply with laws shall include, without limitation, those laws and regulations contemplated by Sections 24.2 and 24.3 below and Title III of the Americans With Disabilities Act of 1990, as Amended. In the event Tenant receives any notice alleging violation of any of the aforementioned laws, ordinances, regulations, orders, rules or requirements relating to any portion of the Premises, the Building or of the Property; or any notice of regulatory action or investigation instituted in connection therewith, Tenant shall provide written notice to Landlord thereof within ten (10) days after receipt of same by Tenant.

         SECTION 13.2  RULES AND REGULATIONS.   Tenant shall comply with all
rules and regulations now existing (See Exhibit "E"), or as may be subsequently published by Landlord to tenants of the Building, with ten (10) days written notice prior to effectiveness or enforcement.

         SECTION 13.3  ATTORNEYS' FEES.   With respect to any default, failure
to perform or any other dispute between Tenant and Landlord arising out of this Lease, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorney's fees, which shall include, but not be limited to, such fees incurred prior to institution of litigation or in litigation, including trial and appellate review, and in arbitration, bankruptcy or other administrative or judicial proceeding.

                                  ARTICLE XIV

                RIGHT OF LANDLORD TO PERFORM TENANT'S COVENANTS

         SECTION 14.1 PAYMENT OR PERFORMANCE. Landlord shall have the right, upon ten (10) days prior written notice to Tenant (or without notice in case of emergency or in order to avoid any fine, penalty, or cost which may otherwise be imposed or incurred), to make any payment or perform any act required of Tenant under any provision in this Lease, and in exercising such right, to incur necessary and incidental costs and expenses, including reasonable attorney's fees. Nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant, and the exercise of the right to do so shall not constitute a release of any obligation, waiver of any default or obligation of Landlord to make any similar payment or perform any similar act in the future.

         SECTION 14.2  REIMBURSEMENT.   All payments made, and all costs and
expenses incurred in connection with Landlord's exercise of the right set forth in Section 14.1, shall be reimbursed by Tenant within ten (10) days after receipt of a bill setting forth the amounts so expended. Any such payments, costs and expenses made or incurred by Landlord shall be treated as Rent owed by Tenant.


                                   ARTICLE XV

                       NON LIABILITY AND INDEMNIFICATION

         SECTION 15.1 NON LIABILITY OF LANDLORD. Neither Landlord, nor any joint venture partner, officer, director, agent, servant, or employee of Landlord, nor any Superior Mortgagee (as defined in Article XX below), shall be liable to Tenant for any loss, injury, or damage to Tenant or to any other person, or to its property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, in the operation or maintenance of the Premises or the Building, subject to the doctrine of comparative negligence in the event of negligence on the part of Tenant or any of its subtenants, licensees, employees, invitees, officers, agents or contractors. Tenant agrees that any Superior Mortgagee will not be liable to Tenant for injury, damage or loss caused by or resulting from the negligence of Landlord. Further, neither Landlord, nor any Superior Mortgagee, nor any joint venture partner, director, officer, agent, servant, or employee of Landlord shall be liable; (a) for any damage caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (b) for incidental or consequential damages or lost profits arising out of any loss of use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant. Tenant shall not hold Landlord liable for any latent defect in the Premises, the Property or the Building (Landlord shall, however, be responsible for correcting any latent defects in the Premises or the Building), nor shall Landlord be liable for injury or damage to person or property caused by fire, theft, or resulting from the operation of elevators, heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, or dampness, which may leak or flow from any part of the Building or Property, or from the pipes, appliances or plumbing work of the Building, Premises or Property, however Landlord will carry insurance coverage for these losses as they relate to the Building, and Tenant shall carry insurance coverage for these losses as they relate to Tenant's Property in the Premises.

         SECTION 15.2 INDEMNIFICATION BY TENANT. Tenant shall indemnify and hold Landlord and all Superior Mortgagees and its or their respective joint venture partners, directors, officers, agents, employees and invitees, harmless against and from any and all claims from or in connection with; (a) the conduct or management of the Premises or any business therein, or any condition created (other than by Landlord) in or about the Premises during the Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatsoever (unless caused solely by Landlord's gross negligence) occurring in, at or upon the Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought against Landlord and/or its employees, including without limitation, all reasonable attorney's fees and expenses. In case any action or proceeding is brought against Landlord or a Superior Mortgagee, Tenant, upon notice from Landlord or such Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such Superior Mortgagee).

         SECTION 15.3 INDEMNIFICATION BY LANDLORD. Landlord shall indemnify and hold Tenant and its joint venture partners, directors, officers, agents, employees and invitees, harmless against and from any and all claims from or in connection with: (a) Landlord's conduct within the Premises, or any condition created by Landlord in or about the Premises during the Term of this Lease;
(b) any act, omission or negligence of Landlord or its partners, directors, officers, agents, employees or contractors; and (c) any accident, injury or damage whatsoever (unless caused solely by Tenant, its agents' invitees or employees' gross negligence) occurring in, at or upon the common areas together with all costs, expenses and liabilities incurred in or in connection with each such claim, action or proceeding brought against Tenant and/or its employees, including without limitation all reasonable attorneys' fees and expenses. In case any such action or proceeding is brought against Tenant without fault on its part, Landlord, upon notice from Tenant shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant).

         SECTION 15.4 INDEPENDENT OBLIGATIONS; FORCE MAJEURE. The obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, because; (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of strike, other labor trouble, governmental action or inaction, controls or shortages of fuel, supplies, labor or materials, acts of God or any other cause, whether similar or dissimilar, beyond Landlord's reasonable control; or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

                                  ARTICLE XVI

                                    DEFAULT

         SECTION 16.1  EVENTS OF DEFAULT.   Tenant shall be in default under
this Lease if any one or more of the following events shall occur:

         (a) Tenant shall fail to pay any installment of the Rent or any other expenses called for hereunder as and when the same shall become due and payable, and such default shall continue for a period of five
         (5) days after the same is due; or

         (b) Tenant shall default in the performance of or compliance with any of the other terms or provisions of this Lease, and such default shall continue for a period of twenty (20) days after the giving of written notice thereof from Landlord to Tenant, or, in the case of any such default which cannot, with bona fide due diligence, be cured within said twenty (20) days, Tenant shall fail to proceed within said twenty (20) day period to cure such default and thereafter to prosecute the curing of same with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within such period of twenty (20) days, the time within which such default may be cured shall be extended for such period as may be necessary to permit the same to be cured with bona fide due diligence); or

         (c) Tenant shall assign, transfer, mortgage or encumber this Lease or sublet the Premises in a manner not permitted by Article XII; or

         (d) Tenant shall file a voluntary petition in bankruptcy or any Order for Relief be entered against it, or shall file any petition or answer seeking any arrangement, reorganization, composition, re-adjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Tenant of all or any substantial part of Tenant's properties; or

         (e) If any creditor of Tenant shall file a petition in bankruptcy against Tenant or for reorganization of Tenant, under state or federal law, and if such petition is not discharged within ninety (90) days after the date on which it is filed; or

         (f)   Tenant shall vacate or abandon the Premises,

then, and in any such event, or during the continuation thereof (subject to the time period described in subparagraph (e) above, Landlord may, at its option elect any remedy available under Florida Law or as provided in Article XVII.

         SECTION 16.2  HOLDOVER.    Should Tenant hold over and remain in
possession of the Premises at the expiration of any Term hereby created, Tenant shall, by virtue of this Section, become a tenant-at-sufferance and shall pay Landlord twice the Rent per month of the last monthly installment of Rent above provided to be paid. Said tenancy shall be subject to all the conditions and covenants of this Lease as though the same had been a tenancy-at-sufferance instead of a tenancy as provided herein, and Tenant shall give to Landlord at least thirty (30) days prior written notice of any intention to remove from the Premises, and shall be entitled to ten (10) days prior notice of any intention of Landlord to remove Tenant from the Premises in the event Landlord desires possession of the Premises; provided, however, that said tenant-at-sufferance shall not be entitled to ten (10) days notice in the event the said Rent is not paid in advance without demand, the said ten (10) days written notice being hereby expressly waived.

                                  ARTICLE XVII

                                REMEDIES/DAMAGES

         In the event Tenant is in default under this Lease as provided in
Article XVI, Landlord may elect, in addition to any and all remedies provided by Florida Law, any or all of the following remedies:

         SECTION 17.1  TERMINATION OF LEASE.   By written notice to Tenant,
designate a date upon which the Lease shall terminate ("Termination Date"), and thereupon, on the Termination Date, this Lease and all rights of Tenant hereunder shall terminate. Such termination by Landlord shall not affect the obligations of Tenant arising under the Lease prior to the Termination Date or the other remedies of Landlord provided in this Lease.

         SECTION 17.2  TERMINATION OF TENANT'S POSSESSION.    Landlord may
elect to terminate Tenant's possessory rights, without terminating the Lease, and upon such election, Tenant shall surrender the Premises to Landlord, and Landlord, at any time after such termination, may, without further notice, re-enter and repossess the Premises without being liable to any prosecution or damages therefore, and no person claiming through or under Tenant or by virtue of any statute or of any order of any court shall be entitled to possession of the Premises. At any time or from time to time after any such termination of Tenant's possession, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms and on such conditions as Landlord, in its sole discretion, may determine, and may collect and receive the rents therefore. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any rent due upon any such reletting. The termination of Tenant's possession shall not relieve Tenant of its liability and obligations under this Lease, including the obligation to pay Rent, and such liability and obligations shall survive any such termination. Any Rent or other monetary obligation of Tenant that has been abated, deferred or forgiven by Landlord in this Lease or any amendment thereto, and the cost of all Tenant Improvements provided or paid for by Landlord pursuant to Section 7.1 above, shall immediately become due and payable upon the occurrence of an event of default by Tenant under this Lease. If Landlord, at its option shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents, as and when received by Landlord, the expenses incurred or paid by Landlord in terminating this Lease and in securing possession thereof, as well as the expenses of reletting, including, without limitation, the alteration and preparation of the Premises for new tenants, brokers' commissions, attorneys' fees and all other expenses properly chargeable against the Premises and the rental therefrom. It is hereby understood that any such reletting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sum payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant hereto to a credit in respect of any net rents from a reletting, except to the extent that such rents are actually received by Landlord.

         SECTION 17.3  DAMAGES.   Landlord may elect, whether this Lease or
Tenant's possession is terminated or not, to recover damages from the Tenant in accordance with either of the following provisions:

         (a) The present value of the entire amount of the Rent which would become due and payable during the remainder of the Term of this Lease, in which event Tenant agrees to pay the same at once, together with all Rent theretofore due, at Landlord's address as provided herein; provided, however, that such payment shall not constitute a penalty or forfeiture or liquidated damages, but shall constitute payment in advance of the Rent for the remainder of the Term. Such present value shall be determined utilizing a discount rate of six percent (6%). The acceptance of such payment by Landlord shall not constitute a waiver of any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease. If Landlord elects the remedy given in this Section 173(a), then same shall be Landlord's sole remedy for such default; or

         (b) sums equal to the Rent which would have been payable by Tenant in accordance with the Lease payable upon the due dates as set forth in the Lease through the Expiration Date of this Lease.

Lawsuits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired, nor limit or preclude recovery by Landlord against Tenant of any sums or damages which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason or any default hereunder on the part of Tenant. All remedies of Landlord provided for herein, or otherwise at law or in equity, shall be cumulative and concurrent.

                                 ARTICLE XVIII

                                 EMINENT DOMAIN

         SECTION 18.1 TAKING. If the whole of the Building or the Premises or if a portion of the Building or the Premises which will materially and adversely affect Tenant's use and occupancy of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this Lease shall terminate as of the date of vesting of title on such taking (herein called "Date of Taking"), and the Base Rent and Additional Rent shall be prorated and adjusted as of such date.

         SECTION 18.2  AWARD.    Landlord shall be entitled to receive the
entire award or payment in connection with any taking without deduction therefrom; provided, however, Tenant shall be entitled to receive a separate award attributable to its relocation costs and its tenant improvements so long as any such separate award does not represent the value of the loss of the Tenant's leasehold estate or otherwise reduce the amount of the award that would have otherwise been made payable to Landlord.

         SECTION 18.3 TEMPORARY TAKING. If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the Term of this Lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the temporary use and occupancy of the Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive all other award or payment, including, without limitation, that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date of this Lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much as represents the period after such Expiration Date. All monies received by Landlord as, or as part of, an award for temporary use and occupancy for a period beyond the date through which the Rent has been paid by Tenant, shall be held and applied by Landlord as a credit against the Rent becoming due hereunder.

         SECTION 18.4  PARTIAL TAKING.    In the event of any taking of less
than the whole of the Building or Premises which does not result in termination of this Lease, then: (a) subject to the prior rights of a Superior Mortgagee, Landlord, at its expense, shall proceed with reasonable diligence to restore the remaining parts of the Building and the Premises (other than those parts of the Premises which are Landlord's property and Tenant's property) to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable), so as to constitute a complete and tenantable Building and Premises; and (b) Tenant, at its expense, shall proceed with reasonable diligence to restore the remaining parts of the Premises which are deemed Landlord's Property and Tenant's Property pursuant hereto, to substantially their former condition to the extent feasible, subject to reasonable changes which Tenant shall deem desirable and Landlord shall approve. Such work by Tenant shall be deemed alterations as described in Section 11.1 hereinabove. In the event of any partial taking, Tenant shall be entitled to a reduction in Rent for the remainder of the Lease Term following such partial taking based upon the percentage of Premises taken relative to the original Premises leased.

                                  ARTICLE XIX

                                QUIET ENJOYMENT

         SECTION 19.1 QUIET ENJOYMENT. Landlord agrees that Tenant, upon paying all Rent and all other charges herein provided for and observing and keeping the covenants, agreements, terms and conditions of this Lease and the rules and regulations of Landlord affecting the Premises on its part to be performed, shall lawfully and quietly hold, occupy and enjoy the Premises during the Term hereof, expressly subject to the terms, limitations and conditions contained in this Lease.

                                   ARTICLE XX

                          SUBORDINATION AND ATTORNMENT

         SECTION 20.1 SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. This Lease, and all rights of Tenant hereunder, are and shall be subordinate to any mortgage, long-term lease or other encumbrance, whether now of record or recorded after the date of this Lease, affecting the Premises, the Building or the Property. Such subordination is self-operative without any further act of Tenant. Any mortgage, long-term lease or other encumbrance to which this Lease is subject and subordinate is hereinafter referred to as a "Superior Mortgage", and the holder of a Superior Mortgage is hereinafter referred to as a "Superior Mortgagee". If any Superior Mortgagee shall succeed to the rights of Landlord hereunder, whether through possession or foreclosure action or delivery of a new lease or deed, then, at the request of such party (hereinafter referred to as "Successor Landlord"), Tenant shall attorn to and recognize such Successor Landlord as Tenant's Landlord under this Lease and shall promptly execute and deliver any instrument such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct Lease between Successor Landlord and Tenant, upon all terms, conditions, and covenants as set forth in this Lease, except that the Successor Landlord shall not: (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset; or (c) be bound by any previous modification of this Lease or by any previous prepayment, unless such modification or prepayment shall have been previously approved in writing by such Successor Landlord if such approval was required. Further, upon such attornment, Landlord shall be released from any further obligation hereunder. Tenant shall, within ten (10) days of a request by Landlord, execute and deliver any documents or instruments that may be required by Superior Mortgagee or Landlord to confirm such subordination or Attornment. So long as Tenant is not in default under this Lease, Tenant's possession of the Premises and Tenant's rights and privileges under this Lease shall not be diminished or interfered with by any Successor Landlord during the term of this Lease. This particular provision shall be binding upon any assigns or successors in interest to Landlord. Notwithstanding the subordination and attornment of this Lease to any Superior Mortgagee which presently exists or which may hereafter be made, or to any renewal, modification, replacement or extension hereafter of any Superior Mortgagee, such Superior Mortgagee, by separate recordable agreement, shall agree that so long as this Lease is in effect and not in default, Tenant's leasehold interest under this Lease shall not be terminated or disturbed. Such non-disturbance agreement shall also include subordination and attornment provisions satisfactory to Superior Mortgagees.

         SECTION 20.2  NOTICE TO LANDLORD AND SUPERIOR MORTGAGEE.    If any act
or omission of Landlord would give Tenant the right, immediately or after the lapse of a period of time, to cancel this Lease or to claim a partial or total eviction, Tenant shall not exercise such right; (a) until it has given written notice of such act or omission to Landlord and any Superior Mortgagee; and (b) until a reasonable period of time (not to exceed 30 days) for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee shall have become entitled under such Superior Mortgage to remedy the same. In the event any Superior Mortgagee shall request reasonable modifications to this Lease as a condition to financing or refinancing, Tenant shall not withhold, delay or defer in providing its consent thereto, unless such Lease modifications decrease the area of the Premises, increase the Rent owed under this Lease, or materially affect Tenant's use and enjoyment of the Premises in an adverse manner. In the event Tenant has not provided its consent to modifications requested by a Superior Mortgagee within ten (10) days after written notice from Landlord, Landlord, at its sole option, shall have the right to either terminate this Lease, or to execute any instrument for and on behalf of Tenant as its attorney-in-fact. In acknowledgment thereof, Tenant hereby appoints Landlord as its irrevocable attorney-in-fact for the purpose of executing any instruments required to carry out the intent of this Section on behalf of Tenant after proper notice, and default hereunder by Tenant.

                                   ARTICLE XXI

                           LANDLORD'S RIGHT OF ACCESS

         SECTION 21.1 ACCESS FOR MAINTENANCE AND REPAIR. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows, and doors bounding the Premises, all of the Building including, without limitation, exterior walls, core interior walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks, or other facilities of the Building, and the use thereof, as well as access thereto throughout the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord. Landlord reserves the right, and Tenant shall permit Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises. Landlord shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's covenants and obligations hereunder. Landlord and its agents shall have the right to enter upon the Premises for the purpose of making any repairs therein or thereto which shall be considered necessary or desirable by Landlord, in such a manner as not to unreasonably interfere with Tenant in the conduct of Tenant's business on the Premises. Except in the case of emergency, Landlord shall provide Tenant with 48 hours prior written notice before entering the Premises.

         SECTION 21.2 ACCESS FOR INSPECTION AND SHOWING. Upon reasonable notice to Tenant and during normal business hours, Landlord and its agents shall have the right to enter and/or pass through the Premises at any time to examine the Premises and to show them to prospective purchasers, mortgagees or lessees of the Building. During the period of four (4) months prior to the Expiration Date of this Lease, Landlord and its agents may exhibit the Premises to prospective tenants.

         SECTION 21.3 LANDLORD'S ALTERATIONS AND IMPROVEMENTS. If, at any time, any windows of the Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease; provided however, Landlord shall use its best efforts to minimize the duration of such darkening or obstruction. Landlord reserves the right to make such changes, alterations, additions, and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passages, elevators, escalators and stairways thereof, and other public portions of the Building and the Property, as Landlord shall deem necessary or desirable, and no such alterations or changes shall be deemed a breach of Landlord's covenant of quiet enjoyment or a constructive eviction.

                                  ARTICLE XXII

                             SIGNS AND OBSTRUCTION

         SECTION 22.1 SIGNS. Tenant shall not place or maintain or cause to be placed or maintained upon any exterior door, roof, wall or window of the Premises or the Building, any sign, awning, canopy or advertising matter of any kind, nor place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises, except as previously approved in writing by Landlord, in Landlord's sole discretion. Tenant shall not place or maintain any freestanding sign within or upon the Common Area of the Premises or the Building or immediately adjacent thereto, without first obtaining Landlord's express prior written consent. No interior or exterior sign visible from the exterior of the Building shall be permitted. Tenant further agrees to maintain any such signage approved by Landlord in good condition and repair at all times and to remove the same at the end of the Term of this Lease if requested by Landlord. Upon removal thereof, Tenant agrees to repair any damage to the Premises caused by such installation and/or removal. Notwithstanding the foregoing, subject to Landlord's prior written approval of the plans and specifications for same, Tenant shall have the right to install prominent signage in Tenant's reception area.

         SECTION 22.2 OBSTRUCTION. Tenant shall not obstruct the corridors, elevators, stairs, common areas, sidewalks, parking lots or other public portions of the Building or the Property in any manner whatsoever.

                                 ARTICLE XXIII

                                    NOTICES

         SECTION 23.1  NOTICES.    Any notice or other information required or
authorized by this Lease to be given by either Party to the other may be given by hand with receipt or by certified pre-paid mail, return receipt requested; or by nationally recognized overnight courier service, to the other Party at the address stated below. Such address may be changed by either respective Party at any time by giving thirty (30) days prior written notice as herein provided.
Any notice or information given pursuant to this Section shall be deemed to have been given when received by the Party to whom it has been directed.

           AS TO LANDLORD:                 SAWGRASS PLAZA ASSOCIATES
                                           c/o Stiles Property Management
                                           Company
                                           6400 N. Andrews Avenue
                                           Fort Lauderdale, Florida 33309

           WITH A COPY TO:                 Stiles Corporation
                                           6400 N. Andrews Avenue
                                           Ft. Lauderdale, Florida 33309
                                           Attn: Legal Department

           AS TO TENANT:                   Net Command Tech, Inc.
                                           1550 Sawgrass Corporate Parkway
                                           Suite 210
                                           Sunrise, Florida 33323
                                           Attn:
                                                ------------------------------


                                  ARTICLE XXIV

                                 MISCELLANEOUS

         SECTION 24.1  SUBSTITUTE PREMISES.

                             INTENTIONALLY DELETED

         SECTION 24.2 ENVIRONMENTAL INDEMNITY. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, claim, liability, damages, injuries to person, property, or natural resources, cost, expense, action or cause of action, arising in connection with the release or presence of any "Hazardous Substances" at the Premises, through the acts of Tenant, its officers, employees, contractors, agents or invitees, whether foreseeable or unforeseeable, regardless of the source of such release and when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all costs in law or in equity of removal, remediation of any kind, and disposal of such Hazardous Substances; all costs of determining whether the Premises is in compliance and to cause the Premises to be in compliance with all applicable environmental laws, all costs associated with claims for damages to persons, property, or natural resources, and Landlord's reasonable attorneys' and consultants' fees and costs, whether or not litigation is instituted. For the purposes of definition, Hazardous Substances includes, without limitation, any toxic or hazardous wastes, pollutants or substances, including, without limitation, asbestos, PBCs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" or similarly identified in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9061 et. seq., or as identified in or pursuant to the Hazardous Materials Transportation Act 49 U.S.C. Section 1902 et seq.

         SECTION 24.3  RADON GAS.   Pursuant to Florida Statutes, Section
404.056[7], the following disclosure is required by law: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding Radon and radon testing may be obtained from your county public health unit.

         SECTION 24.4 BROKER COMMISSION. Landlord and Tenant-covenant, warrant and represent that Stiles Realty Co. and Florida Corporate Realty, Inc. (hereinafter collectively referred to as "Brokers") were instrumental in bringing about or consummating this Lease. Further, neither Landlord nor Tenant have had any conversations or negotiations with any broker except those Brokers concerning the leasing of the Premises. Both parties agree to indemnify the other against and from any claims for any brokerage commissions (except those payable to Brokers) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing representation. Landlord shall pay all brokerage commissions due Brokers in accordance with a separate agreement between Landlord and Broker.

         SECTION 24.5 ESTOPPEL CERTIFICATES. Each party agrees, at any time and from time to time as requested by the other party, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same are in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default, and stating whether or not any event has occurred which, with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event. Tenant also shall include in any such statements such other information concerning this Lease as Landlord, its mortgagee or purchaser may reasonably request. In the event either party fails to comply with this Section, such failure shall constitute a material breach of the Lease.

         SECTION 24.6  NO RECORDATION.   This Lease shall not be recorded by
Tenant in the Public Records of Broward County, Florida. Any attempted recordation by Tenant shall render this Lease null and void and entitle Landlord to the remedies provided for Tenant's default. At the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a Memorandum of Lease with respect to this Lease, and a Memorandum of Modification of Lease with respect to any modification of this Lease, prepared by Landlord and sufficient for recording. Such Memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

         SECTION 24.7  GOVERNING LAW.    This Lease shall be governed by and
construed in accordance with the laws of the State of Florida, and in the event litigation arises between the Parties in connection with any of the terms of this Lease, venue shall lie in the Circuit Court in Broward County, Florida, or in the Federal District Court for the Southern District of Florida. If any provision of this Lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease shall remain in full force and effect. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation, or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender, as the context may require.

         SECTION 24.8 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Lease will be deemed or construed to create a partnership or joint venture between Landlord and Tenant, or to create any other relationship between the parties other than that of Landlord and Tenant.

         SECTION 24.9 APPROVAL BY SUPERIOR MORTGAGEE. If required by a Superior Mortgagee, this Lease shall not become binding upon Landlord until approval of the Lease by Landlord's Superior Mortgagee for the Building.

         SECTION 24.10 FINANCIAL STATEMENTS. Prior to the Commencement Date, and annually thereafter throughout the term of this Lease, Tenant shall provide Landlord, within ninety (90) days after the end of each of Tenant's fiscal years, and without notice or demand, its most current and complete financial statement including, but not limited to, its balance sheet and profit and loss statement, certified by an officer of Tenant. Further, Tenant shall provide its most current financial information specified above to Landlord upon ten (10) days written notice from Landlord.

         SECTION 24.11 CAPACITY TO EXECUTE LEASE. If Tenant is other than a natural person, Tenant represents that it is legally constituted, in good standing and authorized to conduct business in the State of Florida. Tenant further represents that the person who is executing this Lease on its behalf has the full power and authority to perform such execution and deliver the Lease to Landlord, and that upon such execution and delivery, the Lease shall be valid and binding upon Tenant in accordance with its respective terms and conditions. To further evidence the foregoing, upon request by Landlord, Tenant shall deliver to Landlord an appropriate corporate or partnership resolution specifying that the signatory to the Lease has been duly authorized to execute same on behalf of Tenant, and a Certificate of Good Standing from the State of Florida if Tenant is anything other than a natural person or a general partnership.

         SECTION 24.12 EXCULPATION OF LANDLORD. Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Property, and neither Landlord nor any of the partners of Landlord, nor any officer, director, or shareholder of any of the partners of Landlord, shall have any personal liability whatsoever with respect to this Lease.

         SECTION 24.13 WAIVER OF TRIAL BY JURY.    IT IS MUTUALLY AGREED BY AND
BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL, AND THEY HEREBY DO, WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT OR TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR BY ANY COURSE OF CONDUCT OR COURSE OF DEALING.

         SECTION 24.14 SATELLITE ANTENNA. Tenant shall have the non-exclusive right to place a satellite antenna on the roof of the Building at Tenant's sole cost and expense. The location, size, method of installation and wiring of said antenna shall be subject to Landlord's prior written approval and shall also be subject to any other approval rights in other leases within the Building pertaining to satellite antennae. Tenant will be responsible for any electric costs associated with such antenna. Upon the expiration or earlier termination of this Lease, if requested by Landlord, Tenant shall remove the antenna and repair any damage to the roof of the Building resulting from such installation or removal thereof.

         SECTION 24.15 CONSENT. Where either party's consent shall be required in this lease, such consent shall not be unreasonably withheld, conditioned, delayed or denied.

         SECTION 24.16 ENTIRE AGREEMENT. This Lease constitutes the entire understanding between the parties and shall bind the parties, their successors and assigns. No representations, except as herein expressly set forth, have been made by either party to the other, and this Lease cannot be amended or modified except by a writing signed by Landlord and Tenant.

         IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.


                                                          "LANDLORD"
Signed, sealed and delivered
in the presence of:                               Sawgrass Plaza Associates,
                                                  a Florida general partnership
    Illegible                                     through its authorized agent,
-------------------------------------             Stiles Corporation

    Illegible
-------------------------------------             By: /s/ Rocco Ferrera
                                                     ----------------------------------
                                                     Rocco Ferrera, Vice President


                                                                    "TENANT"
Signed, sealed and delivered
in the presence of:                               CORSAIRE, INC., a Delaware corporation
                                                  corporation d/b/a Net Command Tech, Inc.

    Illegible
-------------------------------------
                                                  By: /s/ William R. Dunavant
    Illegible                                         ----------------------------------
-------------------------------------                 President and CEO
                                                      ----------------------------------
                                                      Print Name & Title

                                                      William R. Dunavant


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